AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ALTERA INFRASTRUCTURE GP L.L.C. This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) dated as of November 30, 2020, of Altera Infrastructure GP L.L.C., a Marshall Islands limited liability company (the “Company”), is entered into by is by and among Brookfield TK TOGP L.P., a Bermuda exempt limited partnership, and Brookfield TK Block Acquisition L.P., a Bermuda exempt limited partnership, constituting all the members of the Company (the “Members”). W I T N E S S E T H WHEREAS, the Company was formed upon the filing of a certificate of formation with the Registrar of Corporation of the Republic of the Marshall Islands on August 25, 2006 and is governed by that certain Third Amended and Restated Limited Liability Company Agreement dated as of March 24, 2020 (the “LLC Agreement”); WHEREAS, the Company’s members authorized a change of the Company’s principal office address; and WHEREAS, the Members desire to amend the LLC Agreement as herein set forth to reflect how the location of the principal office of the Company is determined. NOW, THEREFORE, the Members do hereby amend the LLC Agreement as follows: Section 1. Section 2.4 of the LLC Agreement is hereby deleted in its entirety and replaced with the following: 2.4 Principal Office. The principal office of the Company may be determined by the Board of Directors from time to time. Section 2. Except as expressly provided in this Amendment, the terms and conditions of the LLC Agreement are and remain in full force and effect. Section 3. This Amendment and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the Marshall Islands without giving regard to the principles of conflicts of law. [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above. BROOKFIELD TK TOGP L.P., BY ITS GENERAL PARTNER, BROOKFIELD CAPITAL PARTNERS (BERMUDA) LTD. By: _______________________ Name: Title: BROOKFIELD TK BLOCK ACQUISITION L.P., BY ITS GENERAL PARTNER, BROOKFIELD CAPITAL PARTNERS (BERMUDA) LTD. By: _______________________ Name: Title: Anna Knapman-Scott Assistant Secretary Anna Knapman-Scott Assistant Secretary